EXHIBIT 99.G

MUTUAL FUND CUSTODY

AND SERVICES AGREEMENT

TABLE OF CONTENTS

DEFINITIONS	1
ARTICLE I. – CUSTODY PROVISIONS	3

1. Appointment of Custodian	3

2. Custody of Cash and Securities	3

3. Settlement of Fund Transactions	8

4. Lending of Securities	8

5. Persons Having Access to Assets of the Funds	8

6. Standard of Care; Scope of Custodial Responsibilities	9

7. Overdraft Facility and Security for Payment	11

8. Tax Obligations	12

ARTICLE II. – GENERAL PROVISIONS	13

1. Compensation	13

2. Liability for Depositories	13

3. Damages	13

4. Indemnification; Liability of the Funds	14

5. Force Majeure	14

6. Termination	14

7. Inspection of Books and Records	15

8 Miscellaneous	15

APPENDIX A - LIST OF AUTHORIZED PERSONS	18
APPENDIX B - FUND OFFICERS	19
APPENDIX C - LIST OF FUNDS	20
EXHIBIT A - CUSTOMER IDENTIFICATION PROGRAM NOTICE	21

-i-

MUTUAL FUND CUSTODY AND
SERVICES AGREEMENT

          THIS AGREEMENT, effective as of the 3rd day of March, 2010, is between TRANSPARENT VALUE TRUST (the “Trust”), a statutory trust organized under the laws of the State of Delaware having its principal office and place of business at 135 East 57th Street, 6th Floor, New York, New York, and THE BANK OF NEW YORK MELLON (the “Custodian”), a New York state chartered bank with its principal place of business at One Wall Street, New York, New York 10286.

WITNESSETH:

          WHEREAS, the Trust is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, as listed on Appendix C to this Agreement (each such series, a “Fund” and collectively, the “Funds”);

          WHEREAS, the Trust and the Custodian desire to set forth their agreement with respect to the custody of the Funds’ Securities and cash and the processing of Securities transactions;

          NOW THEREFORE, the Trust and the Custodian agree as follows:

DEFINITIONS

          The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. “1934 Act”: the Securities Exchange Act of 1934 and the Rules and Regulations thereunder, all as amended from time to time.

2. “1940 Act”: the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

3. “Agreement”: this agreement and any amendments thereto.

4. “Assets”: any of the Funds’ investments and such cash and cash equivalents as are reasonably necessary to effect the Funds’ transactions in such investments.

5. “Authorized Person”: the Chairman of the Trust’s Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Funds, duly authorized by the Board to give Instructions on behalf of a Fund which is listed in the Certificate annexed hereto as Appendix C or such other Certificate as may be received by the Custodian from time to time.

6. “Board”: the Board of Trustees of the Trust.

7. “Book-Entry System”: the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

8. “Business Day”: any day on which the Funds, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

9. “Certificate”: any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian by letter or facsimile and signed on behalf of a Fund by an Authorized Person or Persons designated by the Board to issue a Certificate.

10. “FINRA”: The Financial Industry Regulatory Authority.

11. “Instructions”: (i) all directions to the Custodian from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Funds pursuant to an agreement with the Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the “Workbench web site”) (iii) all directions by or on behalf of the Funds pursuant to any other agreement; or procedure between the Custodian (or any of its affiliates) and the Funds, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to the Custodian’s policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized Person utilized and supported, and generally made available to its customers, by the Custodian, or other methods agreed upon in writing by the Funds and Custodian. The Custodian will accept and act upon oral Instructions from an Authorized Person or a person reasonably believed by the Custodian to be one of the designated Authorized Persons.

12. “Prospectus”: a Fund’s current prospectus(es) and statement(s) of additional information relating to the registration of the Shares under the Securities Act of 1933, as amended.

13. “Rule 17f-4”: such Rule as promulgated under Section 17(f) of the 1940 Act, as such rule (and any successor rules or regulations) may be amended from time to time.

14. “Security” or “Securities”: bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Funds.

15. “Securities Depository”: a system for the central handling of securities as defined in Rule 17f-4.

16. “Shares”: shares of each Fund, however designated.

ARTICLE I. – CUSTODY PROVISIONS

1. Appointment of Custodian. The Board appoints and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Funds during the period of this Agreement.

2. Custody of Cash and Securities.

          a. Receipt and Holding of Assets. The Funds will deliver or cause to be delivered to the Custodian all Securities and monies owned by them at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Funds with any Securities Depository. Securities and monies of the Funds deposited in a Securities Depository will be reflected in an account or accounts which include only assets held by the Custodian for its customers.

          b. Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only pursuant to Instructions which specify or evidence any of the following purposes, and the Trust, which hereby represents and warrants on each day that this Agreement is in effect that it has imposed and shall maintain restrictions on the destinations to which cash may be disbursed pursuant to Instructions (including oral Instructions) to ensure that each such disbursement is for a proper purpose, shall be solely responsible to assure that Instructions are in accord with all limitations or restrictions applicable to it:

(1)	In payment for Securities purchased for the applicable Funds;

(2)	In payment of dividends or distributions with respect to Shares;

(3)	In payment for Shares which have been redeemed by the applicable Funds;

(4)	In payment of taxes;

(5)	When Securities are sold, called, redeemed, retired, or otherwise become payable;

(6)

In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization, readjustment or other similar transactions;

(7)	Upon conversion of Securities pursuant to their terms into other securities;

(8)	Upon exercise of subscription, purchase or other similar rights represented by Securities;

(9)	For the payment of interest, management or supervisory fees, distributions or operating expenses;

(10)	In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Fund;

(11)	In connection with any borrowings by the applicable Fund or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

(12)	In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Funds;

(13)

For the purpose of redeeming Shares of the applicable Fund and the delivery to, or the crediting to the account of, the Custodian or the applicable Fund’s transfer agent, such Shares to be purchased or redeemed;

(14)	For the purpose of redeeming in kind Shares of the applicable Fund against delivery to the Custodian or the Funds’ transfer agent of such Shares to be so redeemed;

(15)

For delivery in accordance with the provisions of any agreement among the Funds, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow or such other arrangement and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

(16)	Upon the termination of this Agreement;

(17)

For other proper purposes as may be specified in Instructions issued by an Authorized Person of the Funds which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Funds; and

(18)	For delivery of Securities or monies of the Funds as set forth under Article I, Section 7.

          c. Actions Which May be Taken Without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

                    (1) Receive all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

                    (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Funds for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Funds and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Funds for any loss by the Funds for any missed payments or other defaults resulting therefrom, unless the Custodian actually received timely notification from the Funds specifying the time, place and manner for the presentment of any such put bond owned by the Funds and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Funds with respect to put bonds or similar instruments;

                    (3) Surrender Securities in temporary form for definitive Securities;

                    (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Fund;

                    (5) Submit or cause to be submitted to the applicable Fund or its investment adviser as designated by the Fund, information actually received by the Custodian regarding ownership rights, including proxies pertaining to property held for the applicable Fund. All voting rights shall be exercised by the Fund or its designee. Whenever Securities confer discretionary rights on a Fund or provide for alternative courses of action by a Fund, such Fund shall be responsible for making any decision relating thereto and giving Instructions to the Custodian to act. In order to act, the Custodian must receive the Fund’s Instructions no later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities, or such earlier date as the Custodian may specify to the Fund. Absent the

Custodian’s timely receipt of such Instructions, the Custodian shall not be liable for failure to take any action relating to, or to exercise any rights conferred by, such Securities;

                    (6) Deliver or cause to be delivered any Securities held for a Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                    (7) Deliver or cause to be delivered any Securities held for the applicable Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                    (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Fund and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Fund;

                    (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Funds;

                    (10) Deliver Securities owned by the applicable Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Funds for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Funds and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Funds for any loss by the Funds for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Funds specifying the time, place and manner for the presentment of any such put bond owned by the Funds and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Funds for the accuracy or completeness of any notification the Custodian may furnish to the applicable Fund with respect to put bonds or similar investments;

                    (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Fund;

                    (12) Report the asset positions of a Fund as of such dates as the Fund and the Custodian may agree upon, in accordance with methods consistently followed and uniformly applied. It is hereby expressly acknowledged and agreed that any asset values that may be reflected in any such report shall be furnished by the Custodian solely on an accommodation basis and is provided to or for the benefit of the Fund (or the Fund’s service provider or agent) as general information and is not intended to be a comprehensive summary or report of the value of the assets comprising a Fund. No representation is made by the Custodian as to the accuracy or completeness of any such values, nor shall the Custodian have any liability for any errors or omissions in such values. The Custodian does not undertake any duty or responsibility to notify or otherwise provide any updates or other revisions with respect to any such values. It is hereby further expressly acknowledged and agreed that the Custodian shall not be liable for any loss, cost, damage, expense, liability or claim directly or indirectly relating to any such values reflected on any such report for a Fund provided by the Custodian;

                    (13) Execute any and all documents, agreements or other instruments and take all actions as may be necessary or desirable for the accomplishment of the purposes of this Agreement; and

                    (14) Release the identity of the applicable Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between the issuers and the applicable Fund.

          d. Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish each Fund with confirmations and a summary of all transfers to or from the account of the Fund during the day. Where securities purchased by a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian’s account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Fund. At least monthly, the Custodian shall furnish each Fund with a detailed statement of the Securities and monies held for the Fund under this Agreement.

          e. Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Fund in the name of the Trust or the Fund, in the name of the Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Fund and which may from time to time be registered in the name of the Trust or the applicable Fund.

          f. Segregated Accounts. Upon receipt of Instructions, the Custodian will, from time to time establish segregated accounts on behalf of the applicable Fund to hold and deal with specified assets as shall be directed.

3. Settlement of Fund Transactions.

          a. Customary Practices. Settlement of transactions may be effected in accordance with customary market trading and processing practices. The Trust acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

          b. Contractual Income. The Custodian shall credit the applicable Fund, in accordance with the Custodian’s standard operating procedure, with income and maturity proceeds on securities on the contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on the contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

          c. Contractual Settlement. The Custodian will attend to the settlement of securities transactions in accordance with the Custodian’s standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. Lending of Securities. In the event that the Fund determines to make any loans of Securities, the Custodian will pursuant to Instructions deliver Securities of a Fund to such Fund’s securities lending agent (which may be the Custodian pursuant to a separate agreement between the Fund and the Custodian) or to a borrower identified in Instructions as a party to a separate borrowing agreement with the applicable Fund. Except when the Custodian is the Fund’s securities lending agent, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which any Securities are lent makes payment to it of any dividends, distributions or interest which are payable to or for the account of a Fund during the period of the loan or upon termination of such loan.

5. Persons Having Access to Assets of the Funds.

          a. No trustee or agent of the Trust, and no officer, director, employee or agent of the Trust’s investment adviser, of any sub-investment adviser of the Trust, or of the Trust’s administrator, shall have physical access to the assets of the Funds held by the Custodian or be authorized or permitted to withdraw any investments of the Funds, nor shall the Custodian deliver any assets of the Funds to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust’s investment adviser, with any sub-adviser of the Trust or with the Trust’s administrator shall have access to the assets of the Funds.

          b. Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Trust, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-adviser of the Funds or of the Funds’ administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery or withdrawal of, or access to, assets of the Funds prohibited by paragraph (a) of this Section 5.

6. Standard of Care; Scope of Custodial Responsibilities.

          a. Standard of Care. The Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

                    (1) Notwithstanding any other provision of this Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence, bad faith, or willful misconduct of the Custodian.

                    (2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

          b. Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                    (1) The acts or omissions of any agent appointed pursuant to Instructions of the Trust or its investment adviser or any sub-adviser, including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Trust as collateral or otherwise pursuant to any investment strategy;

                    (2) The title, genuineness or validity of the issue of any Securities purchased by the Funds, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                    (3) The legality of the sale of any Securities by the Funds or the propriety of the amount for which the same are sold;

                    (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                    (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefore;

                    (6) The legality of the declaration or payment of any distribution of the Funds;

                    (7) The legality of any borrowing, including any borrowing for temporary administrative or emergency purposes; or

                    (8) The legality of any loan of portfolio Securities.

          c. No Liability Until Receipt. The Custodian shall not be liable for, have any responsibility in respect of, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Funds until the Custodian actually receives and collects such money.

          d. Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Funds from the Funds’ transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

          e. Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, if payment is refused after due demand or presentation, or with respect to any insolvency or similar proceeding, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

          f. No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Funds are such as may properly be held by the Funds under the provisions of its governing instruments or Prospectus.

          g. Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed or provide orally by an officer or Authorized Person of the Funds. Whenever a Fund provides an oral Instruction it may elect to provide written confirmation thereof by the close of business on the day on which such oral Instruction is given. The Custodian is authorized to act on any such oral Instruction prior to receipt of a written confirmation, it being agreed that the Custodian shall not be liable for the validity or enforceability of the transactions or action taken by the Custodian if the Custodian does not receive a written confirmation or such written confirmation is contrary, or fails to conform, to the oral Instruction or the Custodian’s understanding thereof. The Custodian shall be fully protected in acting in accordance with all such Instructions and in failing to act in the absence thereof. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the assets in the account, or to evaluate or question the performance of any Authorized Person. If the Custodian receives an Instruction which appears on its face to have been transmitted by an Authorized Person via (i) computer facsimile, e-mail, the Internet or other insecure electronic method, or (ii) secure electronic transmission including passwords, authorization codes and/or authentication keys, the Funds understand and agree that the Custodian cannot determine the identity of the actual sender of such Instruction and that the Custodian shall conclusively presume that such Instruction has been sent by an Authorized Person, and the Funds shall be responsible for ensuring that only Authorized Persons transmit such Instructions. The Custodian shall not be responsible or liable for any diminution of value of any Securities or other property held by the Custodian pursuant to Instructions. In following Instructions, the Custodian shall be fully protected and shall not be liable for the acts or omissions of any person or entity not selected or retained by the Custodian in its sole discretion, including but not limited to, any broker-dealer or other entity designed by the Fund or Authorized Person to hold property of the account as collateral or otherwise pursuant to an investment strategy. The Funds hereby acknowledge that they are fully informed of the protections and risks of transmitting Instructions (including oral Instructions) and delivering Certificates, and agree that the security procedures, if any, to be followed in connection therewith provide a reasonable degree of protection in light of their particular needs and circumstances.

7. Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make any payment or transfer of monies on behalf of a Fund which would create an overdraft the Custodian may, in its sole discretion, provide an overdraft (an “Overdraft”) to the Funds in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Funds and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Funds at a rate agreed upon from time to time by the Custodian and the Funds or, in the absence of specific agreement, by such rate as charged to other customers of Custodian. The Custodian shall promptly notify the Funds of any Overdraft (an “Overdraft Notice”). To secure payment of any Overdraft, or any overdraft resulting from the Custodian’s reversing any contractual provisional credits described above in Article I, Section 3 of this Agreement, and related interest and expenses, the Funds hereby (i) grant to the Custodian a first priority security interest in and right of setoff against the Securities and cash in the Funds’ account, including all income, substitutions and proceeds, whether now owned or hereafter acquired (the “Collateral”), in the full amount of such Overdraft or overdraft arising from the reversal of a provisional credit, and interest thereon and related expenses, provided that the Fund do not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve Act), and (ii) represent and warrant on each day that this Agreement remains in effect that it has the right to grant the foregoing security interest free of any right of redemption or prior claim of any other person or entity and that it shall manage any such Overdrafts and other borrowings so that the aggregate of its borrowing for a Fund do not exceed the amount such Fund is permitted to borrow under the 1940 Act. The Custodian and the Funds intend that, as the securities intermediary with respect to the Collateral, the Custodian’s security interest shall automatically be perfected when it attaches. Should the Funds fail to pay promptly any amounts owed hereunder, the

Custodian shall be entitled to use available cash in the Funds’ account and to liquidate Securities in the account as necessary to meet the Funds’ obligations relating to such Overdraft, interest and expenses. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law. The Custodian shall not re-hypothecate any of the pledged Securities in the account for any purpose, except that depositing the Securities in a Securities Depository shall not constitute a re-hypothecation notwithstanding that such Securities Depository may have a lien on such Securities per the terms and conditions applicable to deposits in such Securities Depository.

8. Tax Obligations. For purposes of this Agreement, “Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. The Funds shall be liable for all Tax Obligations, and shall indemnify and hold the Custodian harmless with respect to any Tax Obligations that the Custodian is required to pay under applicable law (whether by assessment or otherwise). To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

          a. In the event the Custodian reasonably believes that a Fund is eligible, pursuant to applicable law or the provisions of any tax treaty for a reduced rate, or exemption from, any taxes, the Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate upon receipt of sufficient information and documentary evidence of residence or other qualification, and the Custodian shall have no responsibility for the accuracy or validity of any forms or documentation provided to the Custodian by a Fund.

          b. The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Instructions specifying such nonresident aliens and including such other information relevant to such withholding.

          c. The Custodian shall provide to the Trust or the Authorized Person such information received by the Custodian which could, in the Custodian’s reasonable belief, assist the Trust or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Trust shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

          The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as may be requested by the Trust if agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Trust or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any state, foreign or other taxing authorities.

          In making payments to service providers pursuant to Instructions, the Trust acknowledges that the Custodian is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.

ARTICLE II. – GENERAL PROVISIONS

1. Compensation.

          a. The Trust will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate fee schedule which schedule may be specifically agreed upon from time to time.

          b. The Custodian will bill the Trust as soon as practicable after the end of each calendar month. The Trust will promptly pay to the Custodian the amount of such billing.

          c. If not paid directly or timely by the Trust, the Custodian may charge against assets held on behalf of the Funds compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement and as agreed to in the fee schedule. The Custodian shall also be entitled to charge against assets of the Funds the amount of any loss, damage, liability or expense incurred with respect to the Funds, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

2. Liability for Depositories. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Funds with a Securities Depository, including without limitation those arising out of its insolvency or its adoption of any rule or procedure.

3. Damages. The Custodian shall be liable to a Fund for its direct money damages caused by the Custodian’s negligence, bad faith or willful misconduct. Notwithstanding the foregoing, under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Custodian or information vendor, nor for any direct damages resulting from (i) acting in accordance with any Certificate or Instruction (including an oral Instruction) actually received by the Custodian and reasonably believed to be given by an Authorized Person; (ii) acting in accordance with any Instruction (including any oral Instruction) without reviewing the substance of the Instruction; (iii) conclusively presuming that all disbursements of cash, whether pursuant to a Certificate or an Instruction (including an oral Instruction) comply with the 1940 Act; or (iv) any losses arising from the applicability of any law or regulation now or hereafter in effect. The foregoing provisions of this Section 3 shall not limit any other protections afforded the Custodian under any other provision of this Agreement.

4. Indemnification; Liability of the Funds.

          a. The Trust shall indemnify and hold the Custodian harmless from all liability and costs, including reasonable counsel fees and expenses, relating to or arising out of the performance of the Custodian’s obligations under this Agreement, including counsel fees and expenses incurred by the Custodian in a successful defense of any claim by a Fund, except to the extent resulting from the Custodian’s own negligence or willful misconduct. This provision shall survive the termination of this Agreement.

          b. The Funds and the Custodian agree that the obligations of the Trust under this Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Funds, individually, but are binding only upon the assets and property of the Trust.

5. Force Majeure. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the account resulting from any event beyond the control of the Custodian, including, without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, acts of God, or interruption, loss or malfunction of utilities, communications or computer (hardware or software) services; provided that the Custodian has established and is maintaining a disaster recovery plan and back-up systems and that upon occurrence of any such event the Custodian shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances. This provision shall survive the termination of this Agreement

6. Termination.

          a. Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Trust, it shall be accompanied by a Certificate evidencing the vote of the Trust’s Board to terminate this Agreement and designating a successor.

          b. In the event notice of termination is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act or the Funds. If the Trust fails to designate a successor custodian, the Trust shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Funds, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and or the Funds responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System or the Depositary which cannot be delivered to the Funds.

          c. Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Funds, after deducting all fees, expenses and other amounts owed.

          d. In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

7. Inspection of Books and Records. The books and records of the Custodian directly related to the Trust shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

8. Miscellaneous.

          a. Appendix A is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of Authorized Persons. The Trust shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

          b. Appendix B is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

          c. Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Trust as the case may be and delivered to it at its offices as follows or at such other place as the parties may from time to time designate to the other in writing:

The Custodian:

THE BANK OF NEW YORK MELLON
135 Santilli Highway
Everett, MA 02149
Attn: Donald E. Brophy

The Trust:

Transparent Value Trust
135 East 57th Street, 6th Floor
New York, New York 10022
Attn: Keith D. Kemp

          d. This Agreement may not be amended or modified except by a written agreement executed by both parties.

          e. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

          f. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

          g. The Trust acknowledges and agrees that, except as expressly set forth in this Agreement, the Trust is solely responsible to assure that the maintenance of the Funds’ Securities and cash hereunder complies with applicable laws and regulations, including without limitation the 1940 Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Trust represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

          h. This Agreement shall be construed in accordance with the laws of the State of New York. The Funds hereby consent to the jurisdiction of a state or federal court located in New York City, New York in connection with any dispute arising hereunder, and hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue in such a court and any claim that a proceeding in such a court has been brought in an inconvenient forum. The Funds and the Custodian hereby irrevocably waive any and all rights to a trial by jury in any legal proceeding arising out of or relating to this Agreement.

          i. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          j. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. Each party represents and warrants that the individual executing this Agreement on its behalf has the requisite authority to bind the Trust or the Custodian to this Agreement. The Trust has received and read the “Customer Identification Program Notice,” a copy of which is attached to this Agreement as Exhibit A.

          k. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

TRANSPARENT VALUE TRUST

By:

Name:	Armen Arus
Title:	President

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy

Name:	Donald Brophy
Title:	V.P.

APPENDIX A
LIST OF AUTHORIZED PERSONS

I, JoEllen Legg, the Secretary of TRANSPARENT VALUE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Trust”), do hereby certify that:

The following individuals have been duly authorized as Authorized Persons to give Instructions (including oral Instructions) on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name		Signature

By:

Secretary

Dated:

APPENDIX B
FUND OFFICERS

I, JoEllen Legg, the Secretary of TRANSPARENT VALUE TRUST, a statutory trust organized under the laws of the State of Delaware (the “Trust”), do hereby certify that:

The following individuals serve in the following positions with the Funds and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust’s governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Position	Signature

Armen Arus	President

Keith D. Kemp	Treasurer

Phillip Perrone	Chief Compliance Officer

JoEllen Legg	Secretary

By:

Secretary

Dated:

APPENDIX C
LIST OF FUNDS

Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Market Index Fund

EXHIBIT A
CUSTOMER IDENTIFICATION PROGRAM NOTICE

CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

          What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.